EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

A. As of December 31, 2003 the following are subsidiaries more than 50% owned (included in the consolidated financial statements):

                                                        Jurisdiction of         Percentage
Name                                                    Incorporation           Owned
-------------------------------------------------       ----------------        -------------
Trans-Lux Canada Ltd.                                   Canada                  100%
Trans-Lux Castle Rock Corporation (2)                   Colorado                100
Trans-Lux Cinema Consulting Corporation (4)             California              100
Trans-Lux Cocteau Corporation (6)                       New Mexico              100
Trans-Lux Colorado Corporation (6)                      Colorado                100
Trans-Lux Desert Sky Corporation (6)                    Arizona                 100
Trans-Lux Display Corporation                           Delaware                100
Trans-Lux Dreamcatcher Corporation (6)                  New Mexico              100
Trans-Lux Durango Corporation (5)                       Colorado                100
Trans-Lux Experience Corporation                        New York                100
Trans-Lux Four Corners Corporation (5)                  New Mexico              100
Trans-Lux FSC Corporation (3)                           Barbados                100
Trans-Lux High Five Corporation (6)                     Colorado                100
Trans-Lux Holding Corporation                           Connecticut             100
Trans-Lux Investment Corporation                        Delaware                100
Trans-Lux Laramie Corporation (6)                       Wyoming                 100
Trans-Lux Loma Corporation (6)                          New Mexico              100
Trans-Lux Los Lunas Corporation (5)                     New Mexico              100
Trans-Lux Loveland Corporation (6)                      Colorado                100
Trans-Lux Midwest Corporation                           Iowa                    100
Trans-Lux Montezuma Corporation (5)                     New Mexico              100
Trans-Lux Movie Operations Corporation (4)              Texas                   100
Trans-Lux Multimedia Corporation                        New York                100
Trans-Lux New Mexico Corporation (6)                    New Mexico              100
Trans-Lux Pennsylvania Corporation (2)                  Pennsylvania            100
Trans-Lux Pty Limited                                   Australia               100
Trans-Lux Real Estate Corporation (4)                   Texas                   100
Trans-Lux Seaport Corporation                           New York                100
Trans-Lux Service Corporation                           New York                100
Trans-Lux Skyline Corporation (6)                       Colorado                100
Trans-Lux Southwest Corporation (6)                     New Mexico              100
Trans-Lux Starlight Corporation (6)                     New Mexico              100
Trans-Lux Storyteller Corporation (6)                   New Mexico              100
Trans-Lux Summit Corporation (5)                        Colorado                100
Trans-Lux Syndicated Programs Corporation               New York                100
Trans-Lux Taos Corporation (5)                          New Mexico              100
Trans-Lux Theatres Corporation (1)                      Texas                   100
Trans-Lux Valley Corporation (5)                        Arizona                 100
Trans-Lux West Corporation                              Utah                    100
Trans-Lux Wyoming Corporation (5)                       Wyoming                 100


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

(1)     Wholly-owned subsidiary of Trans-Lux Investment Corporation.
(2)     Wholly-owned subsidiary of Trans-Lux Theatres Corporation.
(3)     Wholly-owned subsidiary of Trans-Lux Syndicated Programs Corporation.
(4)     Wholly-owned subsidiary of Trans-Lux Holding Corporation.
(5)     Wholly-owned subsidiary of Trans-Lux Real Estate Corporation.
(6)     Wholly-owned subsidiary of Trans-Lux Movie Operations Corporation.

B. Other entities (accounted for in the consolidated financial statements under the equity method):

    MetroLux Theatres - A joint venture partnership in which Trans-Lux Loveland Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venture. Metro Colorado Corporation owns the remaining 50% of the joint venture and is unrelated to the Registrant.

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